Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-132259 on Form S-3 and Registration Statements No. 033-61335, 333-01667, 333-75235, 333-37390, 333-85830, 333-85828, 333-85826, 333-85824, 333-85822, 333-85818, 333-85820, 333-108046, 333-120293 and 333-129011 on Form S-8 of our report dated February 26, 2007 (August 14, 2007 as to the reclassification of the European Coated Paperboard operations from the Printing Papers reportable segment to the Consumer Packaging reportable segment as discussed in Note 3) relating to the consolidated financial statements (which report expresses an unqualified opinion and includes an explanatory paragraph relating to International Paper Company’s adoption of new accounting standards) of International Paper Company, and of our report dated February 26, 2007 on management’s report on the effectiveness of internal control over financial reporting appearing in this Current Report on Form 8-K dated August 14, 2007 of International Paper Company.

August 14, 2007